Exhibit 16.1

October 30, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE Washington, D.C. 20549

Dear Sirs:

We have read the statements included under Item 4.01 in the Form 8-K dated October 30, 2013 of Stalar 2, Inc., to be filed with the Securities and Exchange Commission, and we agree with such statements as they relate to our firm.

Yours truly,

/s/ MNP LLP

MNP LLP

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